SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2008

Petroleum Development Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

120 Genesis Boulevard, Bridgeport, WV 26330
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code  304-842-3597 no change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2008 the Company announced the appointment of Mr. Gysle R. Shellum as the Company’s Chief Financial Officer, effective on November 11, 2008.  Mr. Shellum will succeed Richard W. McCullough, the Company’s Chief Executive Officer, President and Chief Financial Officer, as Chief Financial Officer.  Mr. Shellum will be a member of the Company’s Executive Leadership Team.  Mr. Shellum is 56 years old.

Prior to joining the Company, Mr. Shellum served as Vice President, Finance and Special Projects of Crosstex Energy, L.P., Dallas, Texas.  Mr. Shellum served in this capacity from September 2004 through September 2008.  Prior thereto from March 2001 until September 2004, Mr. Shellum served as a consultant to Value Capital, a private consulting firm in Dallas, where he worked on various projects, including corporate finance and Sarbanes-Oxley Act compliance.  Crosstex Energy, L.P. is a publicly traded Delaware limited partnership, whose securities are listed on the NASDAQ Global Select Market and is an independent midstream energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids.

Although an employment agreement with Mr. Shellum has not yet been finalized, the material financial arrangements that the Company and Mr. Shellum have agreed to are as follows.

•	Base Salary. Mr. Shellum will receive an annual base salary of $235,000.
•
Performance Bonus.  In addition to his base salary, Mr. Shellum will be entitled to earn an annual performance bonus, commencing with 2009 performance.  Under the Company’s short-term incentive program, Mr. Shellum will have the opportunity to earn a cash bonus for his 2009 performance of up to 50% of his salary for target performance and up to 100% of his salary for exceptional performance.

•
Equity Compensation Grant.  Upon commencement of his employment, the Company will award Mr. Shellum shares of restricted stock equal in value to his base salary.  The shares will vest over four years.  The valuation date of the stock will be based on the closing price of the Company’s stock on the last business day of November 2008, the first month of the commencement of his employment.

•	Commuting Allowance. To support his anticipated commute schedule prior to relocation, the Company will afford Mr. Shellum a $30,000 allowance for use by him and his family.
•	Relocation Plan and Vehicle Allowance. Mr. Shellum will be afforded the standard relocation plan and vehicle allowance.

Since October 24, 2008, Mr. Shellum has provided various consulting services to the Company on a time and expense basis; he will continue to provide these services through November 10, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1  News Release, dated October 23, 2008 – “Petroleum Development Corporation Announces Gysle R. Shellum as New Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  October 29, 2008

By	/s/ Richard W. McCullough
Richard W. McCullough
President and Chief Executive Officer